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                                                                  Exhibit 10.8


                                      LEASE

                              DATED: JULY 26, 1993

                BY MASSACHUSETTS INSTITUTE OF TECHNOLOGY, LESSOR

                            TO ALKERMES, INC., LESSEE

                   281 ALBANY STREET, CAMBRIDGE MASSACHUSETTS



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                                                                          Page i
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                                TABLE OF CONTENTS
                                -----------------


1.    Parties and Premises...................................................  1

2.    Expansion..............................................................  1

3.    Lease Term; Commencement Date; Extension Options.......................  3
      3.1      Lease Term; Commencement Date.................................  3
      3.2      Extension Option..............................................  3

4.    Rent; Determination of Fair Market Rent; Preliminary
      Entry; Net Lease.......................................................  4
      4.1      Payment of Rent...............................................  4
      4.2      Determination of Fair Market Rent.............................  5
      4.3      Preliminary Entry.............................................  7
      4.4      Net Lease.....................................................  7

5.    Permitted Use..........................................................  7

6.    Taxes..................................................................  8
      6.1      Taxes.........................................................  8
      6.2      Payment of Taxes..............................................  8
      6.3      Abatement of Taxes............................................  9

7.    Utilities and Services.................................................  9

8.    Insurance.............................................................. 11
      8.1      Public Liability Insurance.................................... 11
      8.2      Casualty Insurance............................................ 11
      8.3      Certificate of Insurance...................................... 12
      8.4      Lessor's Insurance............................................ 12
      8.5      Waiver of Subrogation......................................... 12
      8.6      Waiver of Rights.............................................. 13

9.    Assignment and Subletting.............................................. 13

10.   Parking................................................................ 17

11.   Late Payment of Rent................................................... 17

12.   Lessee's Covenants..................................................... 17

13.   Construction........................................................... 26
      13.1     Work Letter................................................... 26
      13.2     Roof Load Capacity............................................ 26
      13.3     Floor Loads................................................... 27

14.   Eminent Domain and Casualty............................................ 27
      14.1     Substantial Taking............................................ 27
      14.2     Awards........................................................ 27
      14.3     Substantial Casualty.......................................... 28
      14.4     Repair and Restoration........................................ 28
      14.5     Casualty During Last 12 Months................................ 30

                                       (i)

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                                                                         Page ii
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15.   Defaults; Events of Default; Remedies.................................. 30
      15.1     Defaults; Events of Default................................... 30
      15.2     Termination................................................... 31
      15.3     Survival of Covenants......................................... 32
      15.4     Right to Relet................................................ 33
      15.5     Right to Equitable Relief..................................... 33
      15.6     Right to Self Help............................................ 33
      15.7     Further Remedies.............................................. 34

16.   Intentionally Deleted.................................................. 34

17.   Real Estate Broker..................................................... 34

18.   Notices................................................................ 34

19.   No Waivers............................................................. 35

20.   Lessor's Obligations................................................... 35
      20.1     Generally..................................................... 35
      20.2     Lessor's Maintenance.......................................... 36

21.   Ground Leases; Mortgages............................................... 36
      21.1     Rights of Ground Lessors and Mortgagees....................... 36
      21.2     Lease Subordinate............................................. 37

22.   Notice of Lease; Estoppel Certificates................................. 38

23.   Holding Over........................................................... 38

24.   Force Majeure.......................................................... 38

25.   Signs.................................................................. 38

26.   Entire Agreement....................................................... 39

27.   Applicable Law, Severability and Construction.......................... 39

28.   Successors and Assigns................................................. 40

29.   Security Deposit....................................................... 40

30.   Authority.............................................................. 41


EXHIBIT A:  PLAN OF THE PREMISES
EXHIBIT B:  PLAN OF THE LAND
EXHIBIT C:  WORK LETTER
EXHIBIT D:  COMMENCEMENT DATE AGREEMENT


                                      (ii)

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                                      LEASE



Dated: July 26, 1993


1. PARTIES AND PREMISES. MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor") hereby LEASES unto ALKERMES, INC. ("Lessee"), the following premises:

          25,500 square feet of rentable area on the first floor (shown as the hatched area on EXHIBIT A attached hereto) (the "Premises"), of the building known as and numbered 281 Albany Street, Cambridge, Massachusetts (the "Building"), which Building contains 32,000 rentable square feet and is located on the parcel of land (the "Land") identified as Assessors Plan #67, Lots 32 and 33 as shown on the plan attached hereto as EXHIBIT B attached hereto, together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease. Lessor shall have the right, without the necessity of obtaining Lessee's consent thereto or joinder therein, to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, PROVIDED THAT no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Lessee's use of the Premises for the Permitted Uses hereunder.

     Lessor hereby grants to Lessee, as appurtenant to the Premises, the right in common with Lessor and others to whom Lessor may have previously or may hereafter grant rights, to enter into the basement of the Building for the purpose of (i) installing an acid neutralization tank as part of "Lessee's Work" (as defined in the Work Letter) and maintaining, repairing, replacing and removing the same, and (ii) installing as part of Lessee's Work additional equipment intended to service the Premises and maintaining, repairing, replacing and removing the same, PROVIDED that such rights shall be exercised so as not to interfere with any Building system serving the second floor of the Building (whether solely or together with the first floor thereof).

2. EXPANSION. Subject to the provisions of this Section, Lessee shall have the option (the "Expansion Option") to subject the second floor of the Building, containing

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     approximately 6,500 rentable square feet (the "Expansion Premises"), to all of the terms of this Lease (except for Basic Rent, which shall be calculated in the manner provided below).

     Lessee acknowledges that the Expansion Premises are currently occupied by another lessee ("Current Occupant") whose lease expires on or about December 31, 1994. Provided that both (i) an "Event of Default" (as hereinafter defined) has not occurred and is not then continuing as of the day on which Lessee purports to exercise the option herein granted, and
     (ii) as of such date the Lessee named herein is actually occupying at least twenty-five (25%) percent of the Premises, Lessee shall have the right to lease the Expansion Premises for a term commencing on the date on which Lessor delivers possession thereof to Lessee, and ending on the last day of the "Lease Term" (as hereinafter defined), by giving written notice of exercise to Lessor not later than July 1, 1994.

     If Lessee exercises its right under this Section to lease the Expansion Premises, then such space shall become subject to all of the terms of this Lease EXCEPT that "Basic Rent" for such space shall be in an amount equal to the "Fair Market Value" thereof (as these terms are hereinafter defined). In the event that Lessee, for any reason whatsoever, fails or refuses to give such notice by July 1, 1994, Lessee shall be deemed to have waived its rights under this Section with respect to the Expansion Premises for the remainder of the Lease Term.

     If Lessee exercises the Expansion Option, then Lessor shall deliver the Expansion Premises vacant and broom clean but otherwise in its "as is" condition. Lessor shall use due diligence to deliver the Expansion Premises to Lessee as soon as practicable, Effective upon the date on which Lessor delivers to Lessee possession of the Expansion Premises, such space shall be deemed to be part of the Premises for all purposes of this Lease, Lessee shall commence paying Basic Rent and "Additional Rent" on account thereof, and "Lessee's Share" (as these terms are hereinafter defined) shall be appropriately modified.

     Notwithstanding the foregoing provisions of this Section 2.0, in the event that Lessor learns that the Expansion Premises will become vacant prior to January 1, 1995, Lessor shall so notify Lessee. Provided that both (i) an "Event of Default" (as hereinafter defined) has not occurred and is not then continuing as of the day on which Lessee purports to exercise the right herein granted, and (ii) as of such date the Lessee named herein is actually occupying at least

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     twenty-five (25%) percent of the Premises, Lessee shall have the right to accelerate the exercise of the Expansion Option by giving written notice of exercise to Lessor within twenty (20) days of receipt of Lessor's notice. If Lessee exercises its right to accelerate the Expansion Option, then such space shall become subject to all of the terms of this Lease as provided hereinabove in this Section as of the date on which Lessor delivers possession thereof to Lessee. If Lessee declines to accelerate the exercise of the Expansion Option, then Lessee shall be deemed to have waived all rights to exercise the Expansion Option at any time under this Section 2.0.

3.   Lease Term; Commencement Date; Extension Options.
     ------------------------------------------------

     3.1 LEASE TERM; COMMENCEMENT DATE. The initial term of this Lease (the "Initial Lease Term") shall commence on the date (the "Commencement Date") which is the first to occur of (i) the first day on which Lessee occupies any portion of the Premises for the conduct of its business operations, or (ii) August 15, 1993, and shall expire, unless sooner terminated as hereinafter provided, on the day immediately preceding the fifth (5th) anniversary of the Commencement Date. As used in this Lease, "Lease Term" means the Initial Lease Term, as the same may be extended pursuant to Section 3.2 below. On request of either party, Lessor and Lessee shall execute and deliver a Commencement Date Agreement in the form attached hereto as EXHIBIT D setting forth the Commencement Date.

     3.2 EXTENSION OPTION. Provided that both (i) an "Event of Default" (as hereinafter defined) has not occurred and is not then continuing as of either the day on which Lessee purports to give Lessor a "Lessee's Notice of Exercise" (as hereinafter defined) or on the first day of the "Extension Term" (as hereinafter defined), and (ii) the Lessee named herein is actually occupying at least twenty-five (25%) percent of the Premises as of each of said dates, Lessee shall have one (1) option ("Extension Option"), to extend the Lease Term of this Lease for a period of five (5) years ("Extension Term"), unless sooner terminated as hereinafter provided, subject to all the terms of this Lease except for the change in Basic Rent as provided in Section 4.2 of this Lease.

          Lessee shall exercise the Extension Option, if at all, by giving written notice of Lessee's exercise thereof ("Lessee's Notice of Exercise") to Lessor not earlier than fifteen (18) months prior to, nor later than nine

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
          (9) months prior to, the last day of the Initial Lease Term as the case may be. If Lessee fails to give such Lessee's Notice of Exercise within such time, Lessee shall be deemed to have waived the right to exercise the Extension Option. The dates described in this paragraph are summarized in the following table:

                   Notification Dates                    Extension Term
          Not Before:                Not After:        Begins:       Ends:
          -----------                ----------        -------       -----

          5/15/1997                  11/14/1997       8/15/1998    8/14/2003

          Basic Rent shall be due and payable in the manner hereinafter provided in Section 4.1 below.

4.   Rent; Determination of Fair Market Rent; Preliminary Entry; Net Lease
     ---------------------------------------------------------------------

     4.1 PAYMENT OF RENT. From and after the Commencement Date, Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

          (a)  Basic rent ("Basic Rent") at the following rates:

               (i) for each of the first five (5) Lease Years, $4.00 per rentable square foot of the Premises ($102,000.00 per year; $8,500.00 per month); and

               (ii) for each Lease Year in the Extension Term, $6.00 per
                    rentable square foot of the Premises $153,000.00 per year; $12,750.00 per month).

               Basic Rent as set forth above does not include, and is in addition to, any Basic Rent which may become due and payable with respect to the Expansion Premises, calculated in the manner provided in Section 4.2 below. Basic Rent shall be due and payable in equal monthly installments, in advance, commencing on the Commencement Date, and continuing thereafter on the first day of each calendar month or portion thereof during the Lease Term. Basic Rent shall be PRO-RATED for partial months occurring at the beginning or the end of the Lease Term; and

          (b) All other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor pays or incurs as the result of a default by Lessee

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               hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, "Additional Rent").

          As used in this Lease, "Lease Year" means the twelve (12) month period commencing on the Commencement Date, and each successive twelve (12) month period included in the Lease Term commencing on an anniversary of that day, but if the expiration of the Lease Term or the earlier termination of the Lease does not coincide with the termination of such a twelve (12) month period, the term "Lease Year" shall mean the portion of such twelve (12) month period before such expiration or termination.

          All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

                              Meredith & Grew, Inc.
                               160 Federal Street
                              Boston, MA 02110-1701
                            Attention: Kristin Blount

     4.2 DETERMINATION OF FAIR MARKET RENT. As used in this Lease, "Fair Market Rent" means the fair market rent for the portion of the Building with respect to which "Fair Market Rent" is being determined in its "as is" condition, excluding the value of the improvements completed by Lessee therein but including the value of improvements made by Lessor, as of the day with respect to which such determination is being made. Fair Market Rent shall be based upon the rents generally in effect for similar premises for first-class research and development/ manufacturing/ office uses in similar buildings in the Cambridge, Massachusetts area in which the Premises is located, adjusted to a "net" lease basis, taking into account all facts and circumstances customarily taken into account by prudent and commercially reasonable lessors and lessees (including, without limitation, concessions typically offered in such market to renewing tenants).

          Within twenty (20) days after Lessor receives Lessee's notice of exercise of the Expansion Option), Lessor shall provide to Lessee Lessor's good faith determination of the Fair Market Rent of the Expansion Premises. If Lessor and Lessee are unable to agree on such Fair Market Rent within twenty (20) days

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          thereafter, then Lessor and Lessee shall, not later than sixty (60)
          days after Lessor receives Lessee's notice, each retain a real estate appraiser with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Cambridge, Massachusetts vicinity, who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; PROVIDED, HOWEVER, that if one party has not obtained such a report within one hundred (100) days after Lessor receives Lessee's notice of exercise, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent. If these determinations differ by more than ten (10%) percent, then Lessor and Lessee shall mutually select a person with the qualifications stated above (the "Final Appraiser") to resolve the dispute as to Fair Market Rent. If Lessor and Lessee cannot agree upon the designation of the Final Appraiser within thirty (30) days of the exchange of the first appraisal reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Appraiser. Within ten (10) days of the selection of the Final Appraiser, Lessor and Lessee shall each submit to the Final Appraiser a copy of their respective appraiser's determination of Fair Market Rent. The Final Appraiser shall not perform his own appraisal but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of Fair Market Rent which the Final Appraiser would have made acting alone. The Final Appraiser shall give notice of his selection to Lessor and Lessee and such decision shall be final and binding upon Lessor and Lessee. Each party shall pay the fees and expenses of its appraiser and counsel, if any, in connection with any proceeding under this paragraph, and the parties shall each pay one-half of the fees and expenses of the Final Appraiser.

          In the event that Fair Market Rent has not been finally determined in the manner provided above with respect to the Expansion Premises as of the day on which Basic Rent commences to be due and payable on account of such space, then Basic Rent shall be due and payable at the

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          rate provided by the Lessor, and Lessor and Lessee shall make such adjustment (and payment or credit as necessary) within thirty (30) days after Fair Market Rent is finally determined.

     4.3 PRELIMINARY ENTRY. Provided that an "Event of Default" (as hereinafter defined) has not occurred hereunder, Lessee shall have the right to enter upon the Premises prior to the Commencement Date to perform "Lessee's Work" (as defined in the Work Letter). Such entry shall be subject to the full and punctual performance by Lessee of all of Lessee's covenants hereunder with respect to the Premises from and after the date upon which Lessee first makes such entry except that Lessee shall not be required to pay any Rent. If during this time Lessee takes occupancy of any portion of the Premises and conducts it business operations therein, then the first date of such occupancy shall be deemed to be the Commencement Date as provided in Section 3.2 above. The period of such preliminary entry for the purposes of performing Lessee's Work shall in all events end no later than the Commencement Date.

     4.4 NET LEASE. It is the intention of the Lessor and the Lessee that this is a "net" lease and that the Rent herein specified shall be paid to the Lessor in each month during the Lease Term, and that all costs, expenses, and obligations of every kind relating to the Premises whether usual or unusual, ordinary or extraordinary, foreseen or unforeseen, which may arise or become due during the Lease Term, shall be paid by Lessee except as otherwise specifically provided herein.

5. PERMITTED USE. The Premises shall be occupied by Lessee and used for the following purposes (the "Permitted Uses") only and for no other:

          office, research and development, laboratory, manufacturing and distribution office uses, and ancillary uses thereto; in each case to the extent permitted as a matter of right under the Zoning Ordinance of the City of Cambridge, as amended from time to time.

     Notwithstanding anything herein contained to the contrary, provided that Lessee is not in default hereunder beyond the cure period provided in this Lease, Lessee may discontinue its occupancy of the Premises or any part thereof for any period of time during the Lease Term, provided that during any such period, Lessee shall be bound by all of the

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     obligations of Lessee under this Lease, including without limitation, the obligation to pay Rent. If Lessee discontinues actual occupancy of the entire portion of the Premises not then subleased pursuant to this Lease (if any), and such discontinuance lasts for more than six (6) consecutive months, Lessor shall have the right, in its sole discretion, to terminate this Lease as to the entire portion of the Premises not so subleased (if any) upon thirty (30) days' written notice to Lessee and payment to Lessee of the "Termination Payment" (as defined in the next sentence), in which event the Lease shall terminate as to that portion of the Premises as if the date specified in such termination notice was the last day of the Lease Term. As used in this Lease, the term "Termination Payment" shall mean the unamortized portion (based on straight-line amortization over a 5-year period commencing on the Commencement Date) of the cost of "Lessee's Work" as of the effective date of such termination notice. Upon request by Lessor during any period that Lessee has ceased to occupy the Premises as aforesaid, Lessee shall provide to Lessor a reasonably detailed breakdown of the cost of Lessee's Work paid or incurred by Lessee to enable Lessor to calculate the amount of the Termination Payment.

6.   Taxes.
     -----

     6.1 TAXES. As used in this Lease, "Taxes" means all taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the Lease Term be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Premises, the Building, the Land or any part thereof, or appurtenances or equipment owned by Lessor thereon or therein or any part thereof or on this Lease, and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building or the Land.

     6.2 PAYMENT OF TAXES. Lessee shall pay to Lessor, as Additional Rent, (i) "Lessee's Share" (which term shall mean shall be seventy-nine and sixty-eight hundredths percent (79.68%)) of Taxes, and (ii) Lessee's pro-rata

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

          share of Taxes with respect to each of the "Off-Site Lots" (as defined in Section 10 below) in which any of the parking spaces leased hereunder by Lessee are located. Lessee shall make such payment in the manner provided in Section 7 below. Lessee's obligations under this
          Section 6 shall be pro-rated for partial tax years at the beginning or end of the Lease Term.

     6.3 ABATEMENT OF TAXES. Lessor may at any time and from time to time make application to the appropriate governmental authority for an abatement of Taxes with respect to the Land and/or the Building. If Lessor files such an abatement application, Lessor shall pursue the same at its sole cost and expense (subject to potential reimbursement as provided below in this Section). If Lessor's application is successful and Lessee has made any payment in respect of Taxes pursuant to Section
          6.2 above for the period with respect to which the abatement was granted, Lessor shall (a) deduct from the amount of the abatement all expenses reasonably incurred by it in connection with the application,
          (b) pay to Lessee Lessee's Share (adjusted for any period for which Lessee had made a partial payment) of the abatement, with interest, if any, paid by the governmental authority on such abatement, and (c) retain the balance, if any.

          Lessee shall have the right to file an application for abatement of Taxes with respect to the Land and/or the Building only if (i) Lessee first inquires in writing to Lessor whether Lessor intends to file such an abatement application, and either (ii) (a) Lessor responds in writing that Lessor does not intend to file such an application or,
          (b) Lessee does not receive a response from Lessor within seven (7) business days after the day such request is made. If Lessee files such an abatement application, Lessee shall pursue the same at its sole cost and expense (subject to potential reimbursement as provided below in this Section) and shall keep Lessor informed of the status thereof. If Lessee's application is successful, Lessee shall (a) deduct from the amount of the abatement all expenses reasonably incurred by it in connection with the application, (b) retain Lessee's Share (adjusted for any period for which Lessee had made a partial payment) of the abatement, with interest, if any, paid by the governmental authority on such abatement, and (c) pay over the balance, if any, to Lessor.

7. UTILITIES AND SERVICES. Lessee shall make its own arrangements for the provision of all utilities and

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

     services, including, without limitation, electricity, gas, heating fuels, trash removal, telephone service, and all maintenance and service agreements which are required for the Permitted Uses of the Premises, and shall pay when due all charges therefor directly to the company which provides such utility or service.

     The only services which Lessor shall provide to the Premises, the Building or the Land during the Lease Term (collectively, "Lessor's Services") shall be: (i) common area maintenance, (ii) extermination, (iii) alarm services,
     (iv) water and sewer, (v) snowplowing, paving, striping and general maintenance of the parking lots in which are located parking spaces leased by Lessee pursuant to Section 10.0 below, and (vi) such other services (if any) as Lessor may reasonably determine from time to time are necessary for the maintenance and operation of the Premises and which either are not provided by Lessee or cannot as a matter of law be provided to the Premises in the name of Lessee. It is agreed that property manager's fees shall not exceed seven (7%) percent of gross rental revenue of the Building. It is further agreed that the work performed (and the costs incurred) by Lessor in initially placing in serviceable condition the parking lot(s) in which the parking spaces are leased by Lessee pursuant to Section 10.0 below shall not be included in "Lessor's Services" or charged to Lessee.

     Within a reasonable time after the execution of this Lease, and thereafter within a reasonable time after the end of each of Lessor's fiscal years (or portion thereof) occurring during the Lease Term, Lessor shall deliver to Lessee (i) a statement of (a) the cost of Lessor's Services and (b) Taxes for the fiscal year just ended (the "Statement"), and (ii) a projection of
     (a) the cost of Lessor's Services and (b) Taxes for the then-current fiscal year. Commencing on the Commencement Date, and continuing on the first day of each calendar month thereafter, Lessee shall pay to Lessor, as Additional Rent, 1/12th of the total annualized amount of Lessee's Share of
     (a) the cost of Lessor's Services and (b) Taxes. Upon delivery to Lessee of the Statement for the preceding fiscal year, Lessor shall adjust Lessee's account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within thirty (30) days after delivery by Lessor of such Statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installment of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of

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

     Default). Lessor's current fiscal year is July 1 - June 30, but Lessor reserves the right to change the fiscal year at any time during the Lease Term.

     Lessor shall not be held liable to anyone for the cessation of any of Lessor's Services due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of "Force Majeure" (as hereinafter defined). Lessor shall have no obligation to provide any services to the Premises, the Building, the Land or the Parking Area other than those expressly identified above in this Section. In no event shall Lessor be responsible for charges for any utilities or services consumed by Lessee or provided to Lessee at the Premises.

8.   Insurance
     ---------

     8.1 PUBLIC LIABILITY INSURANCE. Lessee shall take out and maintain in force throughout the Lease Term comprehensive public liability insurance naming Lessor, Lessee, and persons claiming under them, if any, as additional insureds against all claims and demands for any injury to persons or property which may be claimed to have occurred in the Premises, the Building, on the Land or on ways adjoining the Land, in an amount which at the beginning of the Lease Term shall not be less than $1,000,000 for injury or death of one person, $3,000,000 for injury or death of more than one person in a single accident and $500,000 for property damage, or such higher amounts as Lessor shall reasonably determine are required by reason of Lessee's use of the Premises, and which thereafter, if Lessor requires, shall be in such higher amounts as are then consistent with sound commercial practice in Cambridge, Massachusetts.

     8.2 CASUALTY INSURANCE. Lessee shall take out and maintain throughout the Lease Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring all of "Lessee's Work", "Lessee's Property" and all "Alterations" (as these terms are hereinafter defined) for the benefit of Lessor and Lessee, as their respective interests may appear, in an amount equal to the replacement value thereof. Lessor shall be named as a certificate holder on such policy. Lessor shall, at Lessee's cost and expense, cooperate fully with Lessee and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery. Lessor shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Lessee hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Lessee's insurance.

          All insurance policies maintained pursuant to this Section 8.2 shall include insurance against payment of rents in an amount sufficient to pay all Rent which would otherwise be required to be paid under this Lease during the period of restoration.

     8.3 CERTIFICATE OF INSURANCE. All insurance required to be maintained by Lessee hereunder: shall be placed with insurers reasonably satisfactory to Lessor and authorized to do business in Massachusetts; shall provide that it may not be canceled without at least thirty (30) days prior written notice to each additional insured or certificate holder named therein; and shall provide that it may not be amended without at least ten (10) days prior written notice to each such person. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease, together with evidence reasonably satisfactory to Lessor of the payment of all premiums for such policies. Lessee, at Lessor's request, shall also deliver such certificates and evidence of payment to the holder of any mortgage affecting the Premises, the Building, the Land or any portion thereof.

     8.4 LESSOR'S INSURANCE. Lessor shall take out and maintain in force throughout the Lease Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (excluding "Lessee's Work", "Lessee's Property" and all "Alterations" (as hereinafter defined)) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this Section 8.4, Lessor shall have the right, at any time during the Lease Term, to self-insure all or any portion of the coverages required by this Section.

     8.5 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then the party requesting such waiver shall be responsible for the payment of such extra cost. Notwithstanding the foregoing, with respect to such portion of the Lease Term during which Lessor elects to self-insure under Section 8.4 above, then for purposes of this Section 8.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 8.4 above) with a waiver of subrogation clause contained therein.

     8.6 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Lease Term during which Lessor elects to self-insure under Section 8.4 above, then for purposes of this Section 8.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the insurable value of the Building (subject to the exceptions and exclusions set forth in Section 8.4 above).

9.   Assignment and Subletting.
     -------------------------

     (a) Lessee shall not mortgage, pledge, hypothecate, or assign this Lease or sublease the Premises or any portion thereof (the term "sublease" shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises), without obtaining, on each occasion, the prior written consent of Lessor, which consent (in the case of a proposed assignment or sublease) shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not have more than three (3) subleases in effect at any one time (exclusive of subleases entered into pursuant to paragraph 9.0(i) below), nor shall Lessee have the right to assign this Lease or to sublet any portion of the Premises during the first twelve (12) months after the Commencement Date.

     (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or sublessee as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made, including a copy of the assignment or sublease agreement which Lessee proposes to execute. Lessor shall have twenty (20) days from the day on which it receives Lessee's notice and such required information to give notice to Lessee that either (i) Lessor consents to such assignment or sublease, or (ii) Lessor withholds its consent to such assignment or sublease.

     (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease; (ii) Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees and expenses, brokerage commissions, and alteration costs amortized on a straight-line basis over the term of such sublease), exceeds the Rent payable hereunder, Lessee shall pay to Lessor immediately upon receipt thereof by Lessee, as Additional Rent, (i) during the Initial Term, twenty-five (25%) percent of such excess, and (ii) during the Extension Term, fifty (50%) percent of such excess.

     (d) If Lessor withholds its consent to such assignment or sublease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

     (e) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out of pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred by Lessor in responding to a request for such consent.

     (f) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of an Event of Default hereunder by Lessee.

     (g) Any assignment or sublease entered into pursuant to this Section 9.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 9.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessee of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

     (h) Notwithstanding anything contained in this Lease, Lessee shall not enter into any assignment or sublease with any person or entity if the identity of the assignee or sublessee is inconsistent with the investment policies of Lessor as set forth in writing by the Executive Committee of Lessor prior to its receipt of Lessee's notice of such proposed assignment or sublease, and any such transaction shall be void AB INITIO. From time to time during the Term, Lessee may request in writing that Lessor deliver to it copies of all investment policies set forth in writing by the Executive Committee of Lessor since the last request made by Lessee which are relevant to the Premises or to this Lease, and Lessor shall provide the same within a reasonable time after receiving such request. Lessee shall maintain the confidentiality of all investment policies provided by Lessor pursuant to this Section, and shall not disclose the contents thereof or distribute copies thereof to any persons whatsoever

          (other than Lessee's counsel) without the prior written consent of Lessor.

     (i) In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets of Lessee, Lessee shall give at least twenty (20) days' prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). No consent of Lessor shall be required for any such assignment or sublease EXCEPT that Lessor shall have the right to withhold its consent if the identity of the assignee or sublessee is inconsistent with the investment policies identified in the foregoing paragraph (h) of this Section. Any assignee or sublessee which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph (i) shall be bound by all of the terms and conditions of this Lease including, without limitation, those of the foregoing paragraph (h) of this Section, and if the identity of such assignee or successor is inconsistent with such investment policies, Lessor shall have the right to terminate this Lease and to exercise against such assignee or sublessee the remedies available to Lessor under this Lease, at law or in equity for a breach of the provisions hereof by Lessee. For the purpose of this Lease, the sale of Lessee's capital stock through any public exchange shall not be deemed an assignment or sublease of the Lease or of the Premises.

     (j) Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder "unrelated business taxable income" of Lessor as described in Section 512 of the Internal Revenue

          Code of 1986, as amended, and any such transfer shall be void AB
          INITIO.

10. PARKING. During the Initial Term, Lessee shall have the right, to use a total of thirty-eight (38) parking spaces, subject to City of Cambridge parking and zoning ordinances. These spaces may be located in one or more parking lots located within 1,000 feet of the Land (collectively, the "Off-Site Lots"). Such parking spaces shall be designated for use by Lessee (but Lessor shall not be responsible for policing the use thereof). It is agreed that initially the off-site parking spaces will be located on Lessor's property at 252 Albany Street, but Lessor shall have the right to relocate such spaces to other Off-Site Lots within 1,000 feet of the Land from time to time during the Lease Term on thirty (30) days' prior written notice to Lessee.

     Lessee shall pay on account of such parking spaces, as Additional Rent, on the same day and in the same manner in which payments are to be made pursuant to Section 6.2 above, a percentage share of the Taxes assessed upon each of the Off-Site Lots in which any of the leased parking spaces are located, such percentage to be determined by dividing the number of parking spaces leased by Lessee pursuant to this Section in each of such Off-Site Lots as of the first day of the municipal fiscal year by the total number of parking spaces contained in each if such Off-Site Lots.

     During the Extension Term, Lessee shall pay, as Additional Rent, on the same day on which Basic Rent is due and payable hereunder, rent on account of each parking space leased at the then Fair Market Rent thereof, which amount may be adjusted by Lessor from year to year.

11. LATE PAYMENT OF RENT. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the tenth business day after the same is due and payable hereunder, there shall become due to Lessor from Lessee, as Additional Rent and as compensation for Lessor's extra administrative costs in investigating the circumstances of late Rent, a late charge of two percent (2%) of the amount overdue. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due.

12. LESSEE'S COVENANTS. Lessee acknowledges that the Building is in good and satisfactory order, repair and condition, and covenants, at its sole cost and expense, during the Lease Term and such further time as Lessee holds any part of the Premises:

     (a) to pay when due the Basic Rent and all Additional Rent, and all charges for utilities and services supplied to the Premises pursuant to agreements between Lessee and the appropriate utility company or provider of such services;

     (b) to keep the Premises, including, without limitation, the Building systems (such as plumbing, heating, ventilation and air conditioning, and electrical) located within or serving the Premises and window glass and the non-structural portions of the roof (e.g., roof membrane) (but EXCLUDING the exterior skin of the Building, the structural components of the Building and the roof, and the Parking
          Area), in as good order, repair and condition as the same are in as of the date of this Lease or are hereafter put pursuant to the Work Letter, excepting only damage by fire or other casualty or taking which Lessee is not otherwise required by the terms of this Lease to repair or restore, reasonable wear and tear, and damage caused by other tenants of the Building;

     (c) not to injure, overload or deface the Premises, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry (Lessor hereby represents and warrants to Lessee that the floor load of the first floor of the Building is not less than 125 pounds per square foot), nor to connect any equipment or apparatus to any Building system which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any inflammable fluids or chemicals which are not used, stored and disposed of in compliance with all laws, ordinances, codes, rules and regulations, and the provisions of any license, permit or other governmental consent or approval required for or applicable now or at any time during the Lease Term to the Premises or any portion thereof or Lessee's use thereof (collectively, "Legal Requirements"), nor to permit any nuisance or the emission from the Premises of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Uses, nor any use thereof which is contrary to any Legal Requirements, or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

     (d) not to obstruct in any manner any portion of the sidewalks or approaches to the Building or any portion of the Parking Area;

     (e) to comply with all Legal Requirements and all recommendations of Lessor's fire insurance rating organization now or hereafter in effect, to keep the Premises equipped with all reasonable and necessary safety appliances, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee (without intending hereby to vary the provisions of Section 5.0 above), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises, and to cooperate with Lessor in the obtaining and renewal by Lessor of all licenses, permits and other governmental consents and approvals with respect to the Premises, the Building or the Land which Lessor is required by applicable laws, ordinances, codes, rules or regulations to obtain in its own name;

     (f) not to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations"), without on each occasion obtaining prior written consent of Lessor, which consent may be withheld by Lessor in its reasonable discretion (taking into account the effect of such proposed Alterations on the structural integrity of the Building, whether such proposed Alterations would be detrimental to the Building systems as modified by Lessee's Work, and the effect of such proposed Alterations on the external appearance of the Building), (except that no such prior written consent of Lessor shall be required for Alterations which (i) shall not exceed $10,000 in each instance, and (ii) do not affect the structural integrity of the Building, and (iii) are not detrimental to the Building systems as modified by Lessee's Work, and (iv) do not affect the exterior appearance of the Building, PROVIDED that in each such case (x) Lessee shall still provide advance notice to Lessor of the intended Alterations, and (y) such Alterations shall be subject to all of the provisions of this paragraph (f) other than the requirement of Lessor's prior consent); or to make any holes in any part of the Building or paint or place any signs, awnings, aerials or flagpoles, or the like, visible from outside of the Premises and not previously consented to in writing by Lessor. Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents and approvals; obtain the written approval of Lessor as to the plans and specifications for such work (where such approval is required under this paragraph (f)); obtain the written approval of Lessor as to the general contractor (not to be unreasonably withheld, delayed or conditioned); cause each contractor and subcontractor to carry worker's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) to carry comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractors). After the first two (2) requests for Lessor's approval of proposed Alterations, Lessee shall reimburse Lessor, promptly upon demand therefor, for one-half (1/2) of all out-of-pocket costs and expenses reasonably incurred by Lessor in reviewing any plans, drawings and specifications submitted by Lessee pursuant to this paragraph (f) (but Lessee shall not be required to pay to Lessor more than $3,000.00 in connection with any one set of Alterations and this charge shall not apply to any Alterations proposed to be constructed by Lessee in the Expansion Premises in anticipation of the initial occupancy thereof by Lessee), which reimbursement shall be due and payable as Additional Rent. All Alterations (other than Tenant's removable personal property and trade fixtures) shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Lease Term EXCEPT for those items which (i) either Lessor or Lessee designates for removal in a notice given to the other party at the time that Lessee requests Lessor's approval of such Alteration (if such approval is required hereunder), or (ii) Lessee designates for removal at the time that it notifies Lessor of its intent to make such Alteration (where Lessor's prior approval is not required hereunder), or (iii) Lessor designates for removal in a notice given to Lessee within ten (10) days after Lessee notifies Lessor of its intent to make such Alteration (where Lessor's prior approval is not required hereunder). Lessee shall pay promptly when due the entire cost of such work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded within thirty (30) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Lessee shall provide an as-built plan (or, where appropriate in light of the nature or scope of the Alterations, an as-built sketch) thereof to Lessor. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or damage to any property occasioned by or growing out of such work performed prior to the last day of the Lease Term, which indemnity shall survive the expiration or termination of this Lease provided that such claim is asserted not later than three (3) years after the expiration or earlier termination of the Lease Term. The provisions of this paragraph (f) shall not apply to the performance of "Lessee's Work" (as defined in the Work Letter) but shall apply to any Alterations proposed by Lessee to be constructed in any space leased pursuant to Section 2.0 above);

     (g) to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to (i) a claim of injury to any person or damage to any property while in the Premises, if not due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor's obligations under this Lease; or to (ii) a claim of injury to any person or damage to any property while in the Building (but not within the Premises) or on the Land or on the sidewalks or ways adjoining the Land, occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor or invitee of any of the foregoing. The provisions of this clause (g) shall survive the expiration or termination of this Lease with respect to any claim arising prior to the last day of the Lease Term regardless of whether such claim has been asserted by the last day of the Lease Term;

     (h) consistent with the provisions of this paragraph (h) concerning Lessor's access to the Premises, to permit Lessor and Lessor's agents to examine the Premises at reasonable times, and if Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), to permit Lessor to make any repairs or additions Lessor may deem necessary; and at Lessee's expense to remove any Alterations, signs, awnings, aerials or flagpoles, or the like, not consented to in writing; and to permit Lessor to show the Premises to prospective purchasers and tenants (at reasonable times on reasonable advance notice to Lessee) and to keep affixed to any suitable part of the Premises, during the nine (9) months preceding the expiration of the Lease Term, appropriate notices for letting or selling.

          Notwithstanding anything to the contrary contained herein, except in the event of an emergency requiring prompt attention in order to prevent damage to life or serious property damage, Lessor shall be permitted access to the Premises only upon at least twenty-four (24) hours' prior written notice to Dr. William Kelley or such other management level employee designated by Lessee, and when accompanied by a representative of Lessee designated by Lessee. Any such access shall only be permitted during Lessee's normal business hours and shall not unreasonably interfere with Lessee's operations. Lessor shall take all reasonable precautions necessary to minimize any disruption of Lessee's activities. All persons entering the Premises shall comply with all reasonable safety and security requirements of Lessee. No access shall be permitted into those portions of the Premises designated by Lessee as a "clean room" or as a secured area except in the event of an emergency or at other times upon the conditions set forth in the preceding provisions of this paragraph
          (h). In the event of an emergency which occurs during traditional business hours, prior to entering the Premises, Lessor shall provide oral notice to Lessee. In the event of an emergency which does not occur during traditional business hours, prior to entering the Premises, Lessor shall provide notice to Lessee via telephonic transmission to such telecopier numbers and telephonic pager numbers as Lessee may provide from time to time;

     (i) that all merchandise, furniture, fixtures, effects and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (collectively, "Lessee's Property") shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Lessor;

     (j) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee's Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property; PROVIDED, HOWEVER, that Lessee shall have the right to contest the amount of any such taxes by appropriate legal proceedings diligently conducted in good faith, without cost, expense, liability or damage to Lessor, provided in each case that: (i) no lien or encumbrance shall attach to the Land, Building or any equipment and improvements therein by reason of non-payment or otherwise by reason of such contest; (ii) Lessee shall indemnify Lessor against liability resulting from or incurred in connection with such contest; and (iii) Lessee shall keep Lessor regularly advised as to the status of such contest;

     (k) by the end of business on the last day of the Lease Term (or the effective date of any earlier termination of this Lease as herein provided), to remove all of Lessee's Property, and those Alterations designated for removal as provided in paragraph (f) above, whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor's reasonable satisfaction; and to remove the contents of all neutralization tanks installed by Lessee in the Premises; and peaceably to yield up the Premises clean and in good order, repair and condition (excepting only reasonable wear and tear, and damage by fire or other casualty or taking which Lessee is not otherwise required by the terms of this Lease to repair or restore); and to deliver the keys to the Premises to Lessor. Any of Lessee's Property or those Alterations designated for removal as provided in paragraph (f) above, which is not removed by such date shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and Lessee shall pay to Lessor on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee's failure to remove Lessee's Property or any of those Alterations designated for removal as provided in paragraph (f) above, as required herein or by any other failure of

          Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Lease Term and prior to Lessee's performance of its obligations under this paragraph
          (k). Lessee hereby acknowledges that any failure or delay on Lessee's part in surrendering the Premises as above provided shall subject Lessor to the expense of performing such work and the risk of losing a successor tenant;

     (l) to pay Lessor's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under this Lease;

     (m) not to generate, store or use any "Hazardous Materials" (as hereinafter defined) in or on the Premises except those identified in writing to Lessor from time to time (such identification may take the form of delivery by Lessee to Lessor of material safety data sheets for such Hazardous Materials), and then only in compliance with any and all applicable Legal Requirements, or dispose of Hazardous Materials from the Premises to any other location, except a properly approved disposal facility and then only in compliance with any and all applicable Legal Requirements, nor permit any occupant of the Premises to do so. As used in this Lease, "Hazardous Materials" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or is deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment, including, without limitation, those enumerated in the following sentence (collectively, "Environmental Laws"). By way of illustration and not limitation, "Hazardous Materials" includes "oil", "hazardous materials", "hazardous waste", and "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 ET SEQ., as amended, and the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If at any time during the Lease Term, any governmental authority, by reason of the use of the Premises made by Lessee or anyone claiming by, through or under Lessee, requires testing to determine whether there has been any release of Hazardous Materials by Lessee, then Lessee shall reimburse Lessor upon demand, as Additional Rent, for the reasonable costs thereof. If, in anticipation of the commencement of the Lease Term or at any time during the Lease Term, Lessee performs any testing to determine whether there has been any release of Hazardous Materials onto or below the surface of the Premises, Lessee shall promptly provide a copy of such report to Lessor at no charge to Lessor. Lessee shall execute such affidavits as may be reasonably requested by Lessor from time to time, concerning Lessee's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises. Subject to the provisions of Section 12(h) above, Lessor reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Lessee, except in case of emergency) to inspect the same for Hazardous Materials. Lessee's obligations under this paragraph (m) shall include, if at any time during the Lease Term Lessee uses or stores radioactive materials on the Premises, compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other federal, state or local governmental authorities having jurisdiction over radioactive materials, regardless of whether or not such procedures are completed prior to the expiration or earlier termination of the Lease Term. Lessee shall indemnify, defend, and hold harmless Lessor, and the holder of any mortgage on the Premises or any portion thereof, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, reasonable attorneys' fees and the cost of litigation, arising from or relating to the breach by Lessee of the provisions of this clause (m), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim.

          Lessee shall not be responsible for any noncompliance with Environmental Laws or Legal Requirements to the extent attributable to conditions already existing on the date hereof, or contamination caused by Lessor or any other tenant of Lessor (excluding Lessee and anyone claiming by, through or under Lessee) or their respective employees, agents and invitees after the date hereof. Nothing herein shall be deemed to create an obligation on the part of Lessee with respect to (1) contamination already existing before the date hereof, or (2) contamination caused by Lessor or any other tenant of Lessor (excluding Lessee and anyone claiming by, through or under Lessee) or their respective agents, employees or invitees after the date hereof. For purposes of this paragraph 12(m) and this Lease, the term "contamination" shall mean the uncontained presence of Hazardous Materials at the Premises, or arising from the Premises, which requires remediation under any applicable Environmental Law or Legal Requirement.

          Nothing herein shall be deemed to impair Lessee's right to contest any governmental agency's orders or directives with respect to environmental matters PROVIDED that (i) such contest is diligently conducted in good faith, in the name of Lessee, without cost, expense, liability or damage to Lessor; (ii) such contest shall not subject Lessor to civil or criminal penalty or to prosecution for a crime, nor subject the Land, the Building or any part thereof to being condemned or vacated, or subject to any lien or encumbrance, by reason of such contest; (iii) before the commencement of such contest, Lessee shall furnish to Lessor the bond of a surety company reasonably satisfactory to Lessor, in form and substance reasonably satisfactory to Lessor, or other security in a form reasonably acceptable to Lessor, in an amount equal to one hundred percent (100%) of the cost of compliance with such order or directive (as reasonably estimated by Landlord); (iv) Lessee shall indemnify Lessor against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; and (v) Lessee shall keep Lessor regularly advised as to the status of such proceedings in good faith.

          The provisions of this clause (m) shall survive the expiration or termination of this Lease; and

     (n) not to permit any officer, agent, employee, servant, contractor or visitor of Lessee to violate any covenant or obligation of Lessee hereunder.

13.  Construction
     ------------

     13.1 WORK LETTER. The Premises shall be renovated and finished in accordance with the provisions of the Work Letter attached hereto as EXHIBIT C.

     13.2 ROOF LOAD CAPACITY. Lessee shall cause its structural engineer to inspect the roof of the Building in those locations in which Lessee intends to install roof-top equipment as part of "Lessee's Work" (as defined in the Work Letter). If such engineer determines that the roof load capacity is less than 30 pounds per square foot in any of such locations: (i) Lessee shall notify Lessor in writing; and (ii) as part of Lessee's Work, Lessee shall reinforce such portions of the roof as reasonably required for the roof-top equipment which Lessee intends to install; and (iii) upon completion of Lessee's Work (as evidenced by a "Certificate of Substantial Completion" issued by Lessee's architect) and the commencement of the payment of Rent by Lessee, Lessee shall be entitled to submit to Lessor for reimbursement paid invoices for the cost of such reinforcement of the roof. Provided that such invoices are reasonably satisfactory in form and content to Lessor, then Lessor shall promptly reimburse Lessee for such cost. The amount of such reimbursement shall be fully amortized over the portion of the Initial Lease Term remaining as of the date of such payment by Lessor to Lessee, on a straight-line basis. Lessee shall pay such amounts in equal monthly installments, as Additional Rent, at the same time and in the same manner as Basic Rent.

     13.3 FLOOR LOADS. In the event that at any time during the performance of Lessee's Work, Lessee's structural engineer determines that the floor load of the first floor of the Premises is less than 125 pounds per square foot, Lessee shall notify Lessor in writing. If requested by Lessee, Lessor shall, at its sole cost and expense and without reimbursement from Lessee, be responsible for reinforcing such portions of the first floor of the Building so as to achieve a floor load of at least 125 pounds per square foot.

14.  Eminent Domain and Casualty.
     ----------------------------

     14.1 SUBSTANTIAL TAKING. In the event that (i) more than fifty (50%) percent of the rentable area of the Premises then occupied by the named Lessee itself, shall be taken by any exercise of the right of eminent domain or other lawful power in pursuance of any public or other authority during the Lease Term, then this Lease shall terminate as of the time that possession is taken by the taking authority.

     14.2 AWARDS. Lessor reserves and excepts all rights to damage to the Premises, the Building, the Land and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority, and by way of confirmation, Lessee grants to Lessor all of Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request. Lessee shall be entitled only to such award, if any, as is specifically allocated by the taking authority to Lessee on account of relocation expenses or other damages suffered by Lessee as a result of such taking.

     14.3 SUBSTANTIAL CASUALTY. If the Premises are damaged by fire or other casualty, Lessee shall promptly notify Lessor thereof. If the Premises or any part thereof shall be so damaged to the extent that more than fifty (50%) percent of the rentable area of the Premises then occupied by the named Lessee itself is rendered unusable by Lessee for the operation of its business in the Premises (whether by reason of direct or indirect damage from the casualty), or if the Building is so damaged (regardless of whether or not the Premises are damaged) that Lessee is deprived of all reasonable access to the Premises or all reasonable use of the Premises, then in either case either Lessor or Lessee may terminate this Lease by giving written notice of such termination to the other party within sixty (60) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice. In the event that this Lease is terminated pursuant to this Section 14.3: (i) Rent shall be abated, to the extent the Premises are unusable for the Permitted Uses, from and after the date of such damage to the date of such termination of this Lease, and no further Rent shall accrue or be payable after the date of such termination; and (ii) Lessee shall turn over and assign to Lessor all insurance proceeds (and rights to receive the same) relating to Lessee's Work and any Alterations EXCEPT for the portion (if any) of such proceeds which is allocable to the actual cash value of the components thereof which had previously been designated in writing to by one party to the other as items to be removed upon the expiration of the Lease Term.

     14.4 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Lease pursuant to Section 14.1 above, or a casualty which does not result in the termination of this Lease pursuant to Section 14.3 above, the Premises shall be repaired and restored in the manner provided in this Section. Lessor shall diligently act to restore the Building and the Premises (exclusive of Lessee's Work, any Alterations made by Lessee, and Lessee's Property) or, in case of taking, what remains thereof, to substantially the condition in which they existed prior to the occurrence of such taking or casualty, provided, however, that: (i) in no event shall Lessor be required to spend in connection with restoring the Premises more than the amount of insurance proceeds or taking award actually received and allocable thereto (except that this limitation with respect to insurance proceeds shall not apply to casualties occurring during such time as Lessor self-insures pursuant to Section 8.4 above); (ii) Lessor shall not be required to restore or replace any of Lessee's Work, Alterations or Lessee's Property; and (iii) promptly upon completion of such work by Lessor, Lessee shall diligently act to restore and/or replace Lessee's Work, the Alterations and all of Lessee's Property to substantially the same condition they were in prior to the occurrence of such taking or casualty. All work performed by Lessor or by Lessee pursuant to this Section shall be performed in a good and workerlike manner, and in compliance with all Legal Requirements. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof. Rent shall be abated from and after the date of such taking or damage to the date on which Lessor substantially completes the restoration described above, to the extent the Premises are unusable for the Permitted Uses, but the amount of such abatement shall in no event exceed the amount received by Lessor under the rental loss insurance policy required by Section 8.2 above.

          Notwithstanding the foregoing provisions of this Section:

          (a) in the event that Lessor has not substantially completed, within one (1) year after the date of such taking or damage (which period shall be extended by the duration of any and all events of Force Majeure), the restoration work which it is required by this Section to perform, then Lessee shall have the right to terminate this Lease by giving thirty (30) days' written notice to Lessor within thirty (30) days after the end of such 1-year period (as such 1-year period may be extended as provided above); and

          (b) in the event that Lessor determines that the amount of insurance proceeds available for the repair and restoration work for which Lessor is responsible under this Section and Lessor refuses to provide the funds necessary to make up such deficit, Lessor shall notify Lessee within thirty (30) days of the occurrence of such casualty. Lessee shall then have the right to terminate this Lease by giving written notice to Lessor within fifteen (15) days after Lessee's receipt of Lessor's notice.

     14.5 CASUALTY DURING LAST 12 MONTHS. Notwithstanding anything to the contrary contained in this Lease, in the event that a material portion of the Premises is damaged by a fire or other casualty occurring during the last twelve (12) months of the Lease Term, either party may terminate this Lease by giving written notice to the other within thirty (30) days of the occurrence of such damage. If this Lease is so terminated, Lessee shall turn over and assign to Lessor all insurance proceeds (and rights to receive the same) relating to the Building EXCEPT as otherwise provided in the last sentence of Section 14.3 above. However, if Lessee has exercised an Extension Option prior to the occurrence of such casualty, then this Section 14.5 shall not apply and neither party shall have the right to terminate this Lease pursuant to this Section 14.5.

15.  Defaults; Events of Default; Remedies.
     --------------------------------------

     15.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

          (a) The failure of Lessee to perform or observe any of Lessee's covenants or agreements hereunder concerning the payment of money for a period of ten (10) business days after written notice thereof, PROVIDED, HOWEVER, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) business days after such payment was due;

          (b) The failure of Lessee to maintain the insurance required hereunder in full force and effect;

          (c) The failure of Lessee to perform or observe any of Lessee's other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (provided that, in the case of defaults not reasonably curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended for so long as Lessee commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence); and

          (d) if the leasehold hereby created shall be taken on execution, or by other process of law, and such taking is not vacated by a final order of a court of competent jurisdiction within sixty
               (60) days thereafter; or if any assignment shall be made of Lessee's property for the benefit of creditors; or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's property by a court of competent jurisdiction, and such appointment is not vacated by a final order of a court of competent jurisdiction within sixty (60) days thereafter; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed; or if a lien or other involuntary encumbrance is filed against Lessee's leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

     15.2 TERMINATION. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon five (5) business days' prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

     15.3 SURVIVAL OF COVENANTS. No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Lessee shall indemnify and hold Lessor harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

          In the event of any such termination, Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; PROVIDED, HOWEVER, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with reletting the Premises.

          At any time within one (1) year after such termination, and regardless of whether Lessee has made any payments to Lessor pursuant to the preceding paragraph of this Section, Lessor may demand and Lessee agrees to pay to Lessor on such demand, as and for liquidated and agreed damages for Lessee's default, the present value of the amount by which:

          (a) the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Lease Term but for such termination, EXCEEDS

          (b) the greater of (i) the fair and reasonable rental value of the Premises for the same period, less Lessor's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting, or (ii) the sum of (A) the amount actually received or to be by Lessor from reletting the Premises pursuant to leases which are in effect as of the date on which Lessor elects to proceed under this paragraph, and (B) the amount (if any) actually received by Lessor from Lessee pursuant to the preceding paragraph of this Section on account of any period after such termination.

          If the Premises or any part thereof are relet by Lessor for the period prior to what would have been the last day of the Lease Term but for such termination, or any portion thereof, the amount of rent reserved upon such reletting shall be, PRIMA FACIE, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

          In the event of the filing of a petition by or against Lessee under any federal bankruptcy or insolvency law now or hereafter in effect, nothing herein contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     15.4 RIGHT TO RELET. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

     15.5 RIGHT TO EQUITABLE RELIEF. In the event of the occurrence of an Event of Default hereunder, Lessor shall be entitled to seek to enjoin the continuance thereof and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

     15.6 RIGHT TO SELF HELP. In the event of the occurrence of an Event of Default hereunder, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall, as a courtesy only, notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of
          (i) all sums so paid by Lessor, (ii) interest at the rate of the "prime" rate from time to time thereafter published in THE WALL STREET JOURNAL plus 1-1/2% per annum on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section 15.6 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

     15.7 FURTHER REMEDIES. Nothing in this Lease contained shall require Lessor to elect any remedy for an Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such Event of Default.

16.  Intentionally Deleted.
     ---------------------

17. REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than Meredith & Grew, Inc. ("Broker"). Lessor shall pay the Broker as part of a separate agreement. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Broker arising from a breach by Lessee of the foregoing representation. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by the Broker or any other person by reason of a breach by Lessor of the foregoing representation.

18. NOTICES. Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Lessor or to Lessee, the same shall be in writing and shall be sent by hand, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service, to:

     Lessor:                  Massachusetts Institute of Technology
                              Suite 200
                              238 Main Street
                              Cambridge, Massachusetts 02142
                              Attention:  Philip A. Trussell,
                                          Director of Real Estate

     with a copy to:          Peter Friedenberg, Esquire
                              Rackemann, Sawyer & Brewster
                              One Financial Center
                              Boston, Massachusetts 02111

     Lessee:                  Alkermes, Inc.
                              64 Sidney Street
                              Cambridge, Massachusetts 02139
                              Attention:  Michael J. Landine,
                                          Chief Financial Officer

     Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

19. NO WAIVERS. Failure of either Lessor or Lessee to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by such non-complaining party of any of its rights hereunder. No waiver by either Lessor or Lessee at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy available to Lessor in this Lease or at law or in equity.

20.  Lessor's Obligations.
     --------------------

     20.1 Generally. Lessor shall:
          ---------

          (a) not obstruct in any manner any portion of the sidewalks or approaches to the Building or any portion of the Parking Area leased to Lessee hereunder;

          (b) pay Lessee's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessor under this Lease; and

          (c) save Lessee harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to a claim of injury to any person or damage to any property while on the Premises, in the Building, on the Land or on the sidewalks or ways adjoining the Land occasioned by any omission, neglect or default of Lessor or any officer, agent, employee, servant, contractor or invitee of Lessor. The provisions of this paragraph (c) shall survive the expiration or termination of this Lease with respect to any claim arising prior to the last day of the Lease Term regardless of whether such claim is asserted prior to the last day of the Lease Term.

     20.2 LESSOR'S MAINTENANCE. Lessor shall maintain: (i) the structural components of the Building, (ii) the roof and exterior skin of the Building, and (iii) the Parking Area in good order, repair and condition, excepting only (a) damage by fire or other casualty or taking which Lessor is not otherwise required by the terms of this Lease to repair or restore, (b) reasonable wear and tear, or (c) the negligent acts or omissions or willful misconduct of Lessee, anyone claiming by, through or under Lessee, or any of the officers, employees, agents, servants, contractors or invitees of any of the foregoing. Notwithstanding the foregoing, any and all maintenance, repair or replacement required to be made to any of the structural components of the Building, or to the roof or the exterior skin of the Building or to the Parking Area by reason of (i) any of Lessee's Work, or any Alterations made by or on behalf of Lessee, or (ii) any act or omission of Lessee, anyone claiming by, through or under Lessee, or any of the officers, employees, agents, servants, contractors or invitees of any of the foregoing, shall be solely the responsibility of Lessee.

21.  Ground Leases; Mortgages.
     ------------------------

     21.1 RIGHTS OF GROUND LESSORS AND MORTGAGEES. No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of record of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. No ground lessor shall be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

     21.2 LEASE SUBORDINATE. This Lease is and shall be subject and subordinate to any ground lease or mortgage now or hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that the holder of such ground lessor's interest or mortgagee's interest enters into a non-disturbance and attornment agreement with Lessee which provides that in the event that such ground lessor or mortgagee succeeds to Lessor's interest hereunder, then, provided that Lessee is not in default hereunder beyond the cure period provided in this Lease, such party shall recognize and be bound by the terms of this Lease. In the event that any ground lessor or the holder of any mortgage succeeds to Lessor's interest in the Premises or any portion thereof, Lessee hereby agrees to attorn to such ground lessor or mortgagee. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate in recordable form that Lessor or any ground lessor or any mortgagee may reasonably request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

          Lessor hereby represents to Lessee that as of the date of this Lease, there are no mortgages or ground leases encumbering the Premises or any portion thereof.

22. NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Lessor and Lessee agree that this Lease shall not be recorded. However, upon the request of either party, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form.

     From time to time during the Lease Term, and without charge, either party shall, within fifteen (15) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Lease;
     (b) the validity and force and effect of this Lease; (c) the existence of any known default or Event of Default; (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Lease Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) any other matter reasonably requested.

23. HOLDING OVER. If Lessee occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease at two and one-half (2 1/2) times the then-effective Basic Rent stated in Section 4.0 above. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease. For purposes of this Section, the failure of Lessee to complete by the last day of the Lease Term or the effective date of any earlier termination as herein provided the "close-out" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Lessee to the provisions of this Section.

24. FORCE MAJEURE. Neither Lessor nor Lessee shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock- out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

25. SIGNS. Lessee shall have the right to install up to two signs on the Building, identifying its name and business, provided that (i) Lessee shall obtain Lessor's reasonable prior written approval as to the location, size, shape and appearance of each sign, and as to the plans and specifications relating to such installation; (ii) Lessee shall install each such sign at its sole cost; (iii) Lessee shall, at its sole cost, obtain all licenses, permits and other governmental consents and approvals required by applicable Legal Requirements to install the signs; (iv) Lessee shall cause such installation to be done in a good and workmanlike manner and in accordance with all applicable Legal Requirements, the provisions of applicable insurance policies, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land; (v) Lessee shall, at its sole cost, maintain the signs in good operating condition and in accordance with all applicable Legal Requirements, the provisions of applicable insurance policies, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land; and
     (vi) Lessee shall, at its sole cost, remove the signs on or prior to the date on which the Lease Term expires or this Lease is terminated and restore the surface of the Land and/or the Building to the condition in which it was prior to the installation of the signs. Lessor shall cooperate with Lessee, at no cost to Lessor, in connection with the filing of any application with the City of Cambridge necessary to obtain approval of the signs as approved by Lessor.

     All work done by or on behalf of Lessee pursuant to this Section shall be subject to the requirements set forth in Section 12.0(f) above. Lessor may inspect such work at any time or times and shall promptly give notice to Lessee of any observed defects. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys' fees, resulting from any work performed by or on behalf of Lessee pursuant to this Section. Such signs shall be at Lessee's sole risk, and Lessor shall not have no responsibility to maintain any insurance on them or otherwise be responsible for any damage or destruction thereto.

26. ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

27. APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Lessor" whenever used herein, shall mean only the owner at the time of Lessor's interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any officer, director, employee, fiduciary, shareholder or any beneficiary under any trust, and the liability of Lessor, in any event, shall be limited to Lessor's interest in the Building. If Lessee is several persons or a partnership, Lessee's obligations are joint or partnership and also several. Unless repugnant to the context, "Lessor" and "Lessee" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.

28. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

29. SECURITY DEPOSIT. Lessee has deposited with Lessor contemporaneously with its delivery to Lessor of executed counterparts of this Lease $8,500.00 (the "Security Deposit") as security for the full and faithful payment and performance by Lessee of its obligations under this Lease from and after the date of execution hereof by Lessee, and not as a prepayment of Rent. The Security Deposit shall be kept in a money market savings account separate from other funds of Lessor, and shall bear interest at the rate in effect from time to time on such account, which interest shall be paid to Lessee annually. Lessor may use the Security Deposit to cure any Event of Default by Lessee (whether occurring prior to the Rent Commencement Date hereunder or thereafter), and Lessee shall immediately pay to Lessor on demand, as Additional Rent, the amount so expended and such additional amount as is required to cause the Security Deposit to equal the amount of $8,500.00. Lessor shall assign the Security Deposit to any successor owner of the Building and thereafter Lessor shall have no further responsibility therefor. Upon the expiration (or earlier termination) of the Lease Term, Lessor shall inspect the Premises, make such deductions from the Security Deposit as may be required to cure any Event of Default by Lessee hereunder, and, if Lessee is not then in default hereunder, pay the balance of the Security Deposit, if any, to Lessee within thirty (30) days of such expiration or termination. If Lessee is in default hereunder at the time of such expiration or termination, then Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee's liability to Lessor hereunder and shall pay the balance, if any, to Lessee within such 30-day period.

30. AUTHORITY. Lessee hereby represents and warrants to Lessor that Michael J. Landine has the authority to execute this Lease on behalf of Lessee. Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee ratifying Lessee's execution of the Lease promptly after the July 1993 Board meeting. Lessor shall furnish appropriate evidence of the authority of Lessor to enter into this Lease.

     WITNESS the execution hereof in multiple counterparts under seal the day and year first above written.


     LESSOR:                             MASSACHUSETTS INSTITUTE OF
                                         TECHNOLOGY


Date: July 28, 1993                      By: /s/ Philip A. Trussell
     ---------------------------------      -----------------------------------
                                            Philip A. Trussell,
                                            Director of Real Estate
                                            Hereunto duly authorized



     LESSEE:                                ALKERMES, INC.


Date: July 26, 1993                      By: /s/ Michael J. Landine
     ---------------------------------      -----------------------------------
                                            Michael J. Landine
                                             Chief Financial Officer
                                            Hereunto duly authorized

                                    EXHIBIT A

                                    PREMISES
                                    --------

                               See attached plan.

                                    EXHIBIT B

                                    THE LAND
                                    --------

                               See attached plan.

                                    EXHIBIT C

                                   WORK LETTER
                                   -----------

     This Work Letter is incorporated by reference into the Lease dated July 26, 1993 by and between Massachusetts Institute of Technology, as Lessor, and Alkermes, Inc. as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


1. ADDITIONAL DEFINITIONS. Each of the following terms shall have the meaning stated immediately after it:

          CONSTRUCTION AUTHORIZATIONS. Collectively, all permits, licenses and other consents and approvals required from any governmental authority for the construction of Lessee's Work.

          LESSEE'S GENERAL CONTRACTOR. A general contractor selected by Lessee and approved in writing by Lessor, who will be engaged by Lessee to construct Lessee's Work.

          LESSEE'S WORK. All improvements, alterations and additions which Lessee wishes to make to the Premises as part of the initial preparation thereof for Lessee's occupancy.

          WORKING DRAWINGS. The working drawings and specifications for Lessee's Work, to be prepared by Lessee and Lessee's architect in accordance with this Work Letter. The Working Drawings shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans and specifications which are required to finish the Premises or to obtain any Construction Authorization required therefor.

2. PREPARATION OF THE PREMISES. Lessor is leasing the Premises to Lessee in its "as is" condition, and Lessor shall have no obligation to perform any repairs or make any improvements to the Premises in anticipation of Lessee's occupancy thereof. Lessee shall perform Lessee's Work at Lessee's sole cost and expense.

     Prior to the commencement of any design work on Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance, in customary form, for each architect and engineer retained by Lessee in connection with the design and/or construction of Lessee's Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Lessor. Prior to the commencement of the construction of Lessee's Work, Lessee shall provide to Lessor an original certificate of insurance for the general contractor (or, if no general contractor is used, each trade contractor) employed by Lessee in connection with the construction of Lessee's Work, which certificate shall evidence a current general liability insurance policy as in effect, in an amount reasonably acceptable to Lessor, naming Lessor as an additional insured.

3. WORKING DRAWINGS. Lessee shall be solely responsible for the preparation and completion of all preliminary and final Working Drawings. Lessee shall retain its own architects and engineers to prepare Working Drawings, provided that Lessor first approves such engineers and architects so selected by Lessee, which approval shall not be unreasonably withheld or delayed. Lessee shall provide copies of the preliminary Working Drawings to Lessor, together with a list of elements of Lessee's Work which Lessee intends to remove from the Premises upon the expiration or earlier termination of this Lease. Lessor shall provide to Lessee within ten (10) business days thereafter a list of corrections and modifications which Lessor requires to be made to the Working Drawings. Lessor shall also provide to Lessee within such 10-business day period a list of those elements of Lessee's Work which Lessee must remove at the expiration or earlier termination of this Lease.

     Lessee shall revise the preliminary Working Drawings to incorporate the corrections and modifications requested by Lessor and shall submit final Working Drawings to Lessor for its approval. Lessor shall review the final Working Drawings and, within ten (10) business days after receipt thereof, Lessor shall either (a) notify Lessee that Lessor has approved the final Working Drawings, or (b) provide to Lessee a list of corrections and modifications which Lessor requires to be made to the Working Drawings. Lessor shall also provide to Lessee within such 10-business day period a supplementary list of those elements of Lessee's Work which Lessee must remove at the expiration or earlier termination of this Lease (if any). In the event Lessor returns the Working Drawings to Lessee for correction or modification, Lessee shall diligently correct the Working Drawings and resubmit them to Lessor for approval pursuant to the preceding provisions of this paragraph. No work shall be performed until final Working Drawings have been approved in writing by Lessor.

     The review and/or approval by Lessor or its architect or engineers of any plans, sketches or Working Drawings submitted by Lessee relating to Lessee's Improvements shall not (i) constitute an opinion or representation by Lessor that the same are in compliance with all applicable Legal Requirements and the provisions of all applicable insurance policies or as to the feasibility of constructing the work shown thereon, or (ii) impose on Lessor any responsibility for a design defect, it being agreed that all such responsibility shall remain solely with Lessee.

     Lessee shall reimburse Lessor promptly upon demand therefor for all out-of-pocket costs and expenses reasonably incurred by Lessor in connection with the review by Lessor's architect, engineer or other consultant (but not for Lessor's "in-house" review) of any plans, drawings and specifications submitted by Lessee pursuant to this Work Letter, which reimbursement shall be due and payable as Additional Rent.

4. LESSEE'S GENERAL CONTRACTOR. Lessee shall obtain the prior reasonable written approval of Lessor as to Lessee's General Contractor.

5. LESSEE'S WORK. Lessee shall be solely responsible for obtaining all Construction Authorizations required for Lessee's Work. Promptly after receiving the same, Lessee shall cause Lessee's General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the Working Drawings, the Construction Authorizations, all Legal Requirements, and the provisions of all applicable insurance policies.

6. DELAYS. No delays in the preparation of preliminary drawings, plans or specifications, or in the preparation of Working Drawings, or in the performance and completion of Lessee's Work, regardless of the cause thereof, shall affect the Commencement Date or the Rent Commencement Date.

     A breach of any provision of this Work Letter shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.

7. LESSOR'S AND LESSEE'S REPRESENTATIVES. Prior to the commencement of any design work for the Premises, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively, which person shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Each party may rely on the other's Representative with respect to all matters which pertain to this Work Letter, each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

                                    EXHIBIT D

                       FORM OF COMMENCEMENT DATE AGREEMENT
                       -----------------------------------

     This Exhibit is incorporated by reference into the Lease dated July 26, 1993 by and between Massachusetts Institute of Technology, as Lessor, and Alkermes, Inc. as Lessee.


                           COMMENCEMENT DATE AGREEMENT
                           ---------------------------

     THIS COMMENCEMENT DATE AGREEMENT is made this __ day of ________, 199_ by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor") and ALKERMES, INC. ("Lessee"). Reference is made to a Lease between Lessor and Lessee dated July 26, 1993 (the "Lease"), pursuant to which Lessor leased to Lessee a portion of the building located at 281 Albany Street, as more particularly described in the Lease (the "Premises"). Capitalized terms used in this Commencement Date Agreement which are defined in the Lease and not otherwise defined herein shall have the same meaning herein as therein.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Commencement Date for all purposes of the Lease is _______________________________, and that the last day of the Initial Lease Term is ___________________.

     WITNESS the execution hereof under seal the day and year first above written.


     LESSOR:                             MASSACHUSETTS INSTITUTE OF
                                         TECHNOLOGY


                                         By:
                                            ------------------------------------
                                            Philip A. Trussell,
                                            Director of Real Estate
                                            Hereunto duly authorized

                                         Date: ______________, 199_


     LESSEE:                             ALKERMES, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Hereunto duly authorized

                                         Date: ______________, 199_




                                       D-1